For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley - Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Jeff Miller, Vice President, Investor Relations	216-896-2708
jeffrey.miller@parker.com

Stock Symbol:	PH - NYSE
Parker Reports Fiscal 2023 First Quarter Results

- Record sales and record adjusted total segment operating margin, net income and EPS
- Sales increased 12% to $4.23 billion; organic sales increased 14%
- Total segment operating margin was 19.8%, or 22.7% adjusted, an increase of 70 basis points
- Net income was $387.9 million, or $615.5 million adjusted
- EPS were $2.98, or $4.74 adjusted
- EBITDA margin was 18.3%, or 23.3% adjusted, an increase of 120 basis points
- Company increases full year organic growth and adjusted EPS guidance

CLEVELAND, November 3, 2022 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2023 first quarter ended September 30, 2022. Fiscal 2023 first quarter sales were a record at $4.23 billion, an increase of 12%, compared with $3.76 billion in the first quarter of fiscal 2022. Net income was $387.9 million compared with $451.2 million in the prior year quarter. Adjusted net income was $615.5 million, an increase of 11% compared with $556.7 million in the first quarter of fiscal 2022. Earnings per share were $2.98 compared with $3.45 in the first quarter of fiscal 2022. Adjusted earnings per share increased 11% to a record of $4.74 compared with $4.26 in the prior year quarter. Fiscal 2023 year-to-date cash flow from operations was $457.4 million, or 10.8% of sales, compared with $424.4 million, or 11.3% of sales, in the prior year. A reconciliation of non-GAAP measures is included in the financial tables of this press release and includes various expenses associated with the completion of the acquisition of Meggitt plc and the related divestiture of the Aircraft Wheel and Brake Division during the first quarter of fiscal 2023.

“Our global team delivered yet another quarter of impressive performance and we reached an important milestone by completing the acquisition of Meggitt plc,” said Chairman and Chief Executive Officer, Tom Williams. “Sales were an all-time quarterly record despite currency headwinds as we had strong levels of organic growth in every region. Adjusted total segment operating margin was a first quarter record, increasing 70 basis points compared with the prior year period. Our adjusted EBITDA margin increased

120 basis points year-over-year, and we achieved a first quarter record for adjusted earnings per share. These results reflect the agility of our team members and the continued actions we have taken to strengthen our business under The Win Strategy™."

Segment Results
Diversified Industrial Segment: North American first quarter sales increased 19% to $2.13 billion and operating income was $453.0 million compared with $333.7 million in the same period a year ago. On an adjusted basis, North American operating income was $499.4 million, or 23.4% of sales, a 210 basis point increase compared with the prior year quarter. International first quarter sales decreased 2% to $1.36 billion and operating income was $293.9 million compared with $291.2 million in the same period a year ago. On an adjusted basis, International operating income was $312.8 million, or 23.1% of sales, a 30 basis point increase compared with the prior year quarter.

Aerospace Systems Segment: First quarter sales increased 26% to $746.0 million and operating income was $92.2 million compared with $118.3 million in the same period a year ago. On an adjusted basis, operating income was $148.1 million, or 19.9% of sales compared with $131.0 million in the first quarter of fiscal 2022.

Parker reported the following orders for the quarter ending September 30, 2022, compared with the same quarter a year ago:
· Orders increased 5% for total Parker
· Orders increased 3% in the Diversified Industrial North America businesses
· Orders increased 6% in the Diversified Industrial International businesses
· Orders increased 5% in the Aerospace Systems Segment on a rolling 12-month average basis.
*Aerospace orders increased approximately 29% excluding sizable multi-year military orders in the second quarter of fiscal 2021.

Outlook
Parker's outlook for the fiscal year ending June 30, 2023 has been updated and now includes the acquisition of Meggitt plc and the divestiture of the Aircraft Wheel and Brake Division. The company expects fiscal 2023 organic sales growth to be in the range of 4.5% to 7.5% and earnings per share in the range of $12.85 to $13.55, or $18.60 to $19.30 on an adjusted basis. A reconciliation of forecasted earnings per share to adjusted forecasted earnings per share is included in the financial tables of this press release.

Williams added, “The integration of Meggitt is well underway and we are very excited about the synergies we can create from the combination of two great companies. During fiscal 2023 we will benefit from the addition of Meggitt as well as the past acquisitions that have transformed our portfolio. These portfolio changes, combined with our ability to capitalize on secular growth trends and the Win Strategy 3.0, will position us to deliver another record year in fiscal 2023 despite foreign currency translation pressures. We continue to feel very positive about our ability to achieve our fiscal 2027 targets."

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2023 first quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Parker has increased its annual dividend per share paid to shareholders for 66 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Reclassification
Effective July 1, 2022, the company began classifying certain expenses, previously classified as cost of sales, as selling, general and administrative expenses (“SG&A”) or within other (income) expense, net. During the integration of recently acquired businesses, the company has seen diversity in practice of the classifications of certain expenses, and the reclassification was made to better align the presentation of expenses on the Consolidated Statement of Income with management’s internal reporting. The expenses reclassified from cost of sales to SG&A relate to certain administrative activities conducted in production facilities and research and development. Foreign currency transaction expense was also reclassified from cost of sales to other (income) expense, net on the Consolidated Statement of Income. These reclassifications had no impact on net income, earnings per share, cash flows, segment reporting or the financial position of the Company and were retrospectively applied to all periods presented in the financial tables of this press release.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. All exclude acquisitions until they can be reflected in both the numerator and denominator, and divestitures. Aerospace comparisons are rolling 12-month average computations. The total Parker orders number is derived from a weighted average of the year-over-year quarterly % change in orders for Diversified Industrial North America and Diversified Industrial International, and the year-over-year 12-month rolling average of orders for the Aerospace Systems Segment.

Note on Net Income
Net income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margins; (d) adjusted segment operating income; (e) EBITDA margin; (f) adjusted EBITDA margin and (g) organic sales growth. The adjusted net income, earnings per share, segment operating margin, adjusted segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. This press release also contains references to EBITDA, EBITDA margin and adjusted EBITDA margin. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA, EBITDA margin and adjusted EBITDA margin are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-Looking Statements Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Neither Parker nor any of its respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from past performance or current expectations.

Among other factors which may affect future performance are: the impact of the global outbreak of COVID-19 and governmental and other actions taken in response; changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of Meggitt PLC; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and changes; compliance costs associated with environmental laws and regulations; potential supply chain and labor disruptions, including as a result of labor shortages; threats associated with international conflicts and efforts to combat terrorism and cyber security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; local and global political and competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates (including fluctuations associated with any potential credit rating decline) and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in consumer habits and preferences; government actions, including the impact of changes in the tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretation thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should consider these forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and other periodic filings made with the SEC.

###

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2022		Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands, except per share amounts)	2022	2021*
Net sales	$4,232,775	$3,762,809
Cost of sales	2,795,456	2,504,382
Selling, general and administrative expenses	835,804	626,749
Interest expense	117,794	59,350
Other (income) expense, net	(19,624)	583
Income before income taxes	503,345	571,745
Income taxes	115,308	120,282
Net income	388,037	451,463
Less: Noncontrolling interests	183	306
Net income attributable to common shareholders	$387,854	$451,157

*Prior period amounts have been reclassified to reflect the income statement reclassification, as described in the attached press release.

Earnings per share attributable to common shareholders:
Basic earnings per share	$3.02	$3.50
Diluted earnings per share	$2.98	$3.45

Average shares outstanding during period - Basic	128,425,002	128,726,721
Average shares outstanding during period - Diluted	129,942,408	130,827,971

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2022	2021
Cash dividends per common share	$1.33	$1.03

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended September 30,
	2022	2021
Sales growth - as reported	12.5%	16.5%
Adjustments:
Acquisitions	3.8%	—%
Divestitures	(0.1)%	—%
Currency	(5.4)%	0.7%
Organic sales growth	14.2%	15.8%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2022		Exhibit 99.1
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2022	2021
Net income attributable to common shareholders	$387,854	$451,157
Adjustments:
Acquired intangible asset amortization expense	87,014	79,771
Business realignment charges	3,861	3,014
Integration costs to achieve	11,991	1,202
Acquisition-related expenses	160,258	52,199
Loss on deal-contingent forward contracts	389,992	—
Gain on sale of Aircraft Wheel and Brake divestiture	(372,930)	—
Amortization of inventory step-up to fair value	18,358	—
Tax effect of adjustments[1]	(70,855)	(30,641)
Adjusted net income attributable to common shareholders	$615,543	$556,702

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2022	2021
Earnings per diluted share	$2.98	$3.45
Adjustments:
Acquired intangible asset amortization expense	0.67	0.61
Business realignment charges	0.03	0.02
Integration costs to achieve	0.09	0.01
Acquisition-related expenses	1.24	0.40
Loss on deal-contingent forward contracts	3.00	—
Gain on sale of Aircraft Wheel and Brake divestiture	(2.87)	—
Amortization of inventory step-up to fair value	0.14	—
Tax effect of adjustments[1]	(0.54)	(0.23)
Adjusted earnings per diluted share	$4.74	$4.26

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2022		Exhibit 99.1
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2022	2021
Net sales	$4,232,775	$3,762,809

Net income	$388,037	$451,463
Income taxes	115,308	120,282
Depreciation	66,967	65,751
Amortization	87,014	79,771
Interest expense	117,794	59,350
EBITDA	775,120	776,617
Adjustments:
Business realignment charges	3,861	3,014
Integration costs to achieve	11,991	1,202
Acquisition-related expenses	160,258	52,199
Loss on deal-contingent forward contracts	389,992	—
Gain on sale of Aircraft Wheel and Brake divestiture	(372,930)	—
Amortization of inventory step-up to fair value	18,358	—
Adjusted EBITDA	$986,650	$833,032

EBITDA margin	18.3%	20.6%
Adjusted EBITDA margin	23.3%	22.1%

BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2022	2021
Net sales
Diversified Industrial:
North America	$2,131,760	$1,793,715
International	1,355,013	1,376,436
Aerospace Systems	746,002	592,658
Total net sales	$4,232,775	$3,762,809
Segment operating income
Diversified Industrial:
North America	$452,986	$333,702
International	293,940	291,176
Aerospace Systems	92,151	118,251
Total segment operating income	839,077	743,129
Corporate general and administrative expenses	51,660	49,072
Income before interest expense and other expense	787,417	694,057
Interest expense	117,794	59,350
Other expense	166,278	62,962
Income before income taxes	$503,345	$571,745

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2022		Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2022	2021
Diversified Industrial North America sales	$2,131,760	$1,793,715

Diversified Industrial North America operating income	$452,986	$333,702
Adjustments:
Acquired intangible asset amortization	46,274	47,263
Business realignment charges	133	953
Integration costs to achieve	47	331
Adjusted Diversified Industrial North America operating income	$499,440	$382,249

Diversified Industrial North America operating margin	21.2%	18.6%
Adjusted Diversified Industrial North America operating margin	23.4%	21.3%

(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2022	2021
Diversified Industrial International sales	$1,355,013	$1,376,436

Diversified Industrial International operating income	$293,940	$291,176
Adjustments:
Acquired intangible asset amortization	16,805	19,742
Business realignment charges	1,879	2,064
Integration costs to achieve	139	871
Adjusted Diversified Industrial International operating income	$312,763	$313,853

Diversified Industrial International operating margin	21.7%	21.2%
Adjusted Diversified Industrial International operating margin	23.1%	22.8%

(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2022	2021
Aerospace Systems sales	$746,002	$592,658

Aerospace Systems operating income	$92,151	$118,251
Adjustments:
Acquired intangible asset amortization	23,935	12,766
Business realignment charges	1,849	(3)
Integration costs to achieve	11,805	—
Amortization of inventory step-up to fair value	18,358	—
Adjusted Aerospace Systems operating income	$148,098	$131,014

Aerospace Systems operating margin	12.4%	20.0%
Adjusted Aerospace Systems operating margin	19.9%	22.1%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2022		Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2022	2021
Total segment sales	$4,232,775	$3,762,809

Total segment operating income	$839,077	$743,129
Adjustments:
Acquired intangible asset amortization	87,014	79,771
Business realignment charges	3,861	3,014
Integration costs to achieve	11,991	1,202
Amortization of inventory step-up to fair value	18,358	—
Adjusted total segment operating income	$960,301	$827,116

Total segment operating margin	19.8%	19.7%
Adjusted total segment operating margin	22.7%	22.0%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2022			Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Assets
Current assets:
Cash and cash equivalents	$502,307	$535,799	$478,582
Marketable securities and other investments	19,504	27,862	40,160
Trade accounts receivable, net	2,649,166	2,341,504	2,109,648
Non-trade and notes receivable	374,177	543,757	315,571
Inventories	3,130,182	2,214,553	2,264,725
Prepaid expenses and other	492,491	6,383,169	422,588
Total current assets	7,167,827	12,046,644	5,631,274
Property, plant and equipment, net	2,753,607	2,122,758	2,223,534
Deferred income taxes	125,604	110,585	145,972
Investments and other assets	1,135,728	788,057	800,211
Intangible assets, net	8,388,011	3,135,817	3,426,540
Goodwill	10,384,130	7,740,082	8,009,340
Total assets	$29,954,907	$25,943,943	$20,236,871

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$1,725,077	$1,724,310	$302,309
Accounts payable, trade	2,018,209	1,731,925	1,636,272
Accrued payrolls and other compensation	462,075	470,132	341,355
Accrued domestic and foreign taxes	230,899	250,292	279,173
Other accrued liabilities	1,062,448	1,682,659	724,134
Total current liabilities	5,498,708	5,859,318	3,283,243
Long-term debt	12,238,900	9,755,825	6,263,941
Pensions and other postretirement benefits	770,032	639,939	997,392
Deferred income taxes	1,778,074	307,044	568,369
Other liabilities	895,789	521,897	618,081
Shareholders' equity	8,762,521	8,848,011	8,490,781
Noncontrolling interests	10,883	11,909	15,064
Total liabilities and equity	$29,954,907	$25,943,943	$20,236,871

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2022		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2022	2021
Cash flows from operating activities:
Net income	$388,037	$451,463
Depreciation and amortization	153,981	145,522
Share incentive plan compensation	65,018	57,666
Gain on sale of business	(372,930)	—
Gain on disposal of property, plant and equipment	(4,287)	(30)
(Gain) loss on marketable securities	(1,361)	804
Gain on investments	(1,957)	(200)
Net change in receivables, inventories and trade payables	(30,792)	(137,074)
Net change in other assets and liabilities	24,371	(87,118)
Other, net	237,278	(6,674)
Net cash provided by operating activities	457,358	424,359
Cash flows from investing activities:
Acquisitions (net of cash of $89,704 in 2022)	(7,146,110)	—
Capital expenditures	(83,555)	(48,203)
Proceeds from sale of property, plant and equipment	11,107	7,751
Proceeds from sale of businesses	441,340	—
Purchases of marketable securities and other investments	(7,687)	(7,456)
Maturities and sales of marketable securities and other investments	16,467	5,312
Payments of deal-contingent forward contracts	(1,405,418)	—
Other	246,438	649
Net cash used in investing activities	(7,927,418)	(41,947)
Cash flows from financing activities:
Net payments for common stock activity	(66,682)	(244,731)
Net proceeds from (payments for) debt	1,586,181	(595)
Financing fees paid	(8,754)	(42,703)
Dividends paid	(171,176)	(132,921)
Net cash provided by (used in) financing activities	1,339,569	(420,950)
Effect of exchange rate changes on cash	(15,078)	(997)
Net decrease in cash, cash equivalents and restricted cash	(6,145,569)	(39,535)
Cash, cash equivalents and restricted cash at beginning of year	6,647,876	733,117
Cash, cash equivalents and restricted cash at end of period	$502,307	$693,582

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2022	Exhibit 99.1
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2023
Forecasted earnings per diluted share	$12.85 to $13.55
Adjustments:
Business realignment charges	0.27
Costs to achieve	0.54
Acquisition-related intangible asset amortization expense	4.00
Acquisition-related expenses	2.54
Loss on deal-contingent forward contracts	3.00
Gain on Aircraft Wheel & Brake divestiture	(2.87)
Tax effect of adjustments[1]	(1.73)
Adjusted forecasted earnings per diluted share	$18.60 to $19.30

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.